BG Staffing, Inc. Announces 2015 Financial Results
Record Results for Quarter and Year to Date

PLANO, Texas – March 7, 2016 – BG Staffing, Inc. (NYSE MKT: BGSF), a rapidly growing national provider of temporary staffing services, today reported financial results for its fourth quarter and fiscal year ended December 27, 2015.

Q4 2015 Summary

•	Quarterly revenue exceeded Q4 2014 by $23.8 million, an increase of 55.3%

•	Quarterly net income exceeded Q4 2014 by $1.0 million, an increase of 207.7%

•	Quarterly gross profit increased in each of our three business segments over Q4 2014 -

◦	Multifamily increased 45.9%

◦	Professional increased 173.0%

◦	Commercial increased 25.2%

•	Quarterly Adjusted EBITDA[1] was $5.5 million in 2015, an increase of 100.7% over 2014

Fiscal 2015 Summary

•	Fiscal revenue exceeded Fiscal 2014 by $44.7 million, an increase of 25.9%

•	Fiscal net income exceeded Fiscal 2014 by $5.8 million, an increase of 1,346.9%

•	Fiscal gross profit increased in each of our three business segments over Fiscal 2014 -

◦	Multifamily increased 33.4%

◦	Professional increased 64.4%

◦	Commercial increased 15.7%

•	Fiscal Adjusted EBITDA[1] was $17.9 million in 2015, an increase of 53.6% over 2014

Fiscal 2015 Pro forma

•	Pro forma* revenues were $245.8 million in 2015, an increase of 9.9% over 2014

•	Pro forma* Adjusted EBITDA[1] was $21.3 million in 2015, an increase of 17.7% over 2014

“As our numbers clearly demonstrate, we continue to generate strong and improving financial results,” said L. Allen Baker, Jr., President and CEO. “Our dual path business strategy is delivering both higher revenues and margins."

“While there may be uncertainty in the general market and overall economy, our business outlook is good. In the fourth quarter we strengthened our back office staff to support continued growth. I look forward to a year of increasing revenues, improving profitability while looking to build on our track record of accretive acquisitions.”

Baker continued, “According to Staffing Industry Analysts ("SIA"), it expects that our industry will grow by approximately 6% during 2016. Our pro forma revenue results for 2015, including the benefit of two acquisitions, were $245.8 million*. Consistent with the SIA perspective, I am comfortable that we can achieve 6% growth over our 2015 pro forma revenue in 2016.”

(1) Non-GAAP financial measure. See reconciliation at end for details.
(*) Pro forma revenue and EBITDA includes two and twelve months of D&W Talent, LLC ("DW") and nine and twelve months of Vision Technology Services ("VTS") in 2015 and 2014, respectively. See reconciliation.

Fiscal Year Ended 2015 Results
Revenues for the Fiscal 2015 were $217.5 million, an increase of 25.9% when compared with revenues from the Fiscal 2014 of $172.8 million. The Company reported net income of $5.3 million, or $0.73 per diluted share for the Fiscal 2015 compared with a net loss of $(0.4) million, or $(0.08) per diluted share for the Fiscal 2014. Gross profit percent was 22.0% for the Fiscal 2015 compared with 20.0% for the Fiscal 2014.

Adjusted EBITDA(1) was $17.9 million, or 8.2% of revenues, for the Fiscal 2015, compared with $11.6 million, or 6.7% of revenues for the Fiscal 2014.

Since 2009, the Company’s consistent business model has been built upon a combination of accretive acquisitions and organic growth -- and it does not routinely separately measure those growth factors. In 2015 there were no acquisitions in either the Multifamily or Commercial segments (combined 60% of total revenues) which together grew revenues organically 12.6%. In 2015 the Company completed two acquisitions in the Professional segment (40% of total revenues) which grew revenues 53.3%.

Conference Call
The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PST (4:30pm EST) on March 7, 2016. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=117881.  A replay of the recorded call will be available for 90 days on the Company's website (http://bgstaffing.investorroom.com/). You can also listen to a replay of the call by dialing 1-877-870-5176 (international participants dial 1-858-384-5517) starting March 7, 2016, at 7:30pm EST through March 14, 2016 at 11:59 pm EST. Please use PIN Number 117881.

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is a temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth. The Company’s acquisition philosophy is one that not only brings financial growth, but unique and dedicated talent within the companies. This has led to a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500
terri@bibimac.com

BG Staffing, Inc.
Selected Consolidated Statements of Operations Information
(amounts in thousands, except per-share amounts)

	Fourth Quarter		Year-to-Date
	2015	2014	2015	2014
Revenues	$66,697	$42,935	$217,534	$172,811
Gross profit	$14,844	$8,365	$47,907	$34,527
Sales, general and administrative	$9,461	$5,697	$30,390	$24,084
Operating income	$3,574	$1,612	$11,973	$5,801
Income before income tax	$2,440	$991	$8,715	$945
Net income (loss)	$1,506	$490	$5,347	$(429)
Net income (loss) per diluted share	$0.20	$0.08	$0.73	$(0.08)
Weighted average dilutive shares	7,646	6,098	7,289	5,649

Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone.

We define “Adjusted EBITDA” as earnings before interest expense and related party interest, income taxes, depreciation and amortization expense, non-cash items, and certain items that management does not consider in assessing our on-going operating performance.

Reconciliations of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended
	December 27, 2015	December 28, 2014
	(dollars in thousands)
Net income	$1,506	$490
Interest expense and related party interest, net	1,245	617
Income tax expense	933	502
Depreciation and amortization	1,809	1,055
Loss on extinguishment of debt and related party debt	—	—
Share-based compensation	121	75
Change in fair value of put option	(110)	4
Adjusted EBITDA	$5,504	$2,743

	(dollars in millions)
	December 27, 2015				December 28, 2014
	BG	DW	VTS	Pro Forma	BG	DW	VTS	Pro Forma
Net income (loss)	$5.3	$0.5	$2.8	$8.6	$(0.4)	$2.7	$3.7	$6.0
Interest expense and related party interest, net	3.0	—	—	3.0	2.7	—	—	2.7
Income tax expense	3.4	—	—	3.4	1.4	—	—	1.4
Depreciation and amortization	5.5	—	0.1	5.6	4.6	—	0.1	4.7
Loss on extinguishment of debt and related party debt	0.4	—	—	0.4	1.0	—	—	1.0
Share-based compensation	0.4	—	—	0.4	1.2	—	—	1.2
Change in fair value of put option	(0.1)	—	—	(0.1)	1.1	—	—	1.1
Adjusted EBITDA	$17.9	$0.5	$2.9	$21.3	$11.6	$2.7	$3.8	$18.1

Reconciliation of Pro Forma Revenues

	December 27, 2015	December 28, 2014
	(dollars in millions)
Revenues	$217.5	$172.8
D&W Talent, LLC	3.1	17.7
Vision Technology Services	25.2	33.2
Pro forma revenues	$245.8	$223.7